EXHIBIT 10.4-13

TEGNA INC.

DEFERRED COMPENSATION PLAN

RULES FOR POST-2004 DEFERRALS

Restated as of January 1, 2005

Amendment No. 12

TEGNA Inc. (the “Company”) hereby amends the TEGNA Inc. Deferred Compensation Plan, Rules for Post-2004 Deferrals, restated as of January 1, 2005, as amended (the “Plan”), as follows:

1.
Effective January 1, 2025, Section 5.1 is amended by adding the following provision to the end of such Section:

Notwithstanding any provision to the contrary, effective for the Plan Year commencing January 1, 2025, and all Plan Years thereafter, no further Company contributions shall be credited to Participants under Section 5 of the Plan; provided that Participants shall be credited with earnings and losses on amounts credited to Participants for Plan Years prior to January 1, 2025.

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of October 9, 2024.

TEGNA INC.

By:
Jeffrey Newman
SVP and Chief Human Resources Officer